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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                KONA GRILL, INC.

         Kona Grill, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

         1. The name of the corporation is Kona Grill, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 10, 2002.

         2. Pursuant to Sections 242 and 245 and in accordance with Sections 141(f) and 228(a) of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of the Corporation.

         3. The Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE 1

         The name of the Corporation is Kona Grill, Inc.

                                   ARTICLE 2

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, located in New Castle County. The registered agent of the Corporation at that address is The Corporation Trust Company.

                                   ARTICLE 3

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE 4

         The Corporation shall have the authority to issue an aggregate of 40,000,000 shares of Common Stock, each with a par value of $.01 per share (the "COMMON STOCK"), and an aggregate of 20,000,000 shares of preferred stock, each with a par value of $.01 per share, undesignated as to terms and preferences (the "PREFERRED STOCK").

         The designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Common Stock that are fixed by this Amended and Restated Certificate of Incorporation and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights,
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and the qualifications, limitations or restrictions thereof, of the Preferred
Stock that are not fixed by this Amended and Restated Certificate of Incorporation are as follows and as elsewhere set forth herein:

         1. ISSUANCE OF PREFERRED STOCK. The Preferred Stock may be issued at any time or from time to time in any amount as Preferred Stock of one or more series, as hereinafter provided. Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preferred Stock shall be distinctly designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article 4. Shares of Preferred Stock shall be issued only as fully paid and nonassessable shares.

         2. POWERS, PREFERENCES AND OTHER RIGHTS. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time, without action by or approval of the stockholders, to issue the Preferred Stock as Preferred Stock of one or more series, to fix by resolution or resolutions providing for the issuance of shares of any series the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series so far as not inconsistent with the provisions of this
Article 4 applicable to all series of Preferred Stock, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

            (a) the distinctive designation of such series and the number of shares that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

            (b) the rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

            (c) whether shares of such series shall be redeemable and, if so, the terms and provisions of such redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption;

            (d) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;


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            (e) whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement or redemption of shares of such series and, if so, the terms and provisions thereof;

            (f) whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (g) whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

            (h) any other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

         3. DIVIDENDS. The holders of the Preferred Stock of each series shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article 4, the Board of Directors may declare, out of funds legally available therefor, dividends upon the then-outstanding shares of Common Stock, and shares of Preferred Stock of any series shall not be entitled to participate therein.

         4. LIQUIDATING DISSOLUTION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of the Common Stock, the amount per share provided by the Board of Directors pursuant to
Section 2 of this Article 4, which may include an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, unless otherwise provided by the Board of Directors pursuant to Section 2 of this Article 4, the holders of shares of Preferred Stock of all series shall participate ratably in any distribution of assets according to the respective amount that would be payable in respect to the shares of Preferred Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series were paid in full. Neither a statutory merger nor consolidation of the Corporation into or with any other corporation into or with any other corporation, nor a statutory merger or consolidation of any other corporation, into or with the Corporation, nor a sale, transfer or exchange or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

         5. REDEMPTION. The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series at the price or prices and on the


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terms and conditions provided in the resolution or resolutions of the Board of
Directors providing for the issuance of such series.

         6. GENERAL PROVISIONS.

            (a) Anything herein or in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock to the contrary notwithstanding, the rights of holders of all classes and series of capital stock of the Corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the Corporation's business (including the acquisition of real and personal property for that purpose) and for any other purpose of the Corporation.

            (b) Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the vote of the holders of all or any portion of any class or series of capital stock, as a class or series, shall not be required for any action to be taken or authorized by the stockholders of the Corporation, including any amendment of this Certificate of Incorporation. Without limiting the foregoing, the number of authorized shares of Common Stock or any series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, without regard for the provisions of
         Section 242(b) of the General Corporation Law of the State of Delaware. Except as otherwise provided by law or by this Certificate of Incorporation, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

            (c) Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock or by the instrument governing the security, obligation, warrant, option or right, no holder of shares of any class or series of capital stock of the Corporation or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Corporation or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized.

            (d) Authority is hereby expressly granted to and vested in the Board of Directors at any time and from time to time, without action by or approval of the stockholders, to declare, create and issue, with respect to shares of any class or series of capital stock of the Corporation, dividends or distributions in, or options or rights to acquire, shares of any class or series of capital stock of the Corporation, or other


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         securities, and to fix by resolution or resolutions providing for the declaration, creation and issuance of any such dividend, distribution, option or right the terms, provisions, rights, qualifications, limitations or restrictions thereof so far as not inconsistent with the provisions of this Article 4, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including (a) provisions for the adjustment thereof upon an acquisition of shares, reorganization, merger, consolidation, sale of assets, business combination or other event, and (b) provisions that prevent the holder of a specified percentage of outstanding shares of any class or series of capital stock of the Corporation, including transferees of such holder, from exercising rights thereunder.

                                   ARTICLE 5

         1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

         2. CLASSIFICATION, TERM. The directors shall be divided into three classes, as nearly equal in number as possible. The term of one class shall expire at the first annual meeting of stockholders, the term of a second class shall expire at the second annual meeting of stockholders, and the term of a third class shall expire at the third annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. The number of directors in the class to be elected at an annual meeting of stockholders shall be determined by the Board of Directors prior to such meeting or, in the absence of such determination, by the stockholders at such meeting. Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred or preference stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by or pursuant to the applicable terms of this Certificate of Incorporation or of the certificate of designation or other instrument creating such class or series of preferred stock, and such directors so elected shall not be divided into classes pursuant to this Section 2 unless expressly provided by such terms.

         3. VACANCY. In the event of a vacancy occurring in any class, the Board of Directors may reduce the number of directors in such class to eliminate the vacancy, but in no case may the number of directors in such class be less than one. In the event of a vacancy occurring in any class or a newly created directorship resulting from an increase in the number of directors in any class, the Board of Directors may fill such vacancy or newly created directorship for the remainder of the unexpired term by vote of the majority of the remaining directors, though less than a quorum. The directors of each class shall hold office for the term for which elected and until the successors to such class are elected, and nothing herein shall prevent any retiring director from being eligible for re-election.


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         4. REMOVAL. The stockholders shall have the right to remove any directors upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares of capital stock entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

         5. WRITTEN BALLOT. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

         6. LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by the director as a director; provided, however, that this
Section 6 shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the duty of loyalty of the director to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful action under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 6 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal. If the laws of the State of Delaware are hereafter changed to permit further elimination or limitation of the liability of directors, then the liability of each director of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by law.

         7. AMENDMENT OF THE BYLAWS. The Board of Directors shall have concurrent power with the stockholders to adopt, alter, amend or repeal the Bylaws of the Corporation. The Board of Directors may so adopt or change the Bylaws upon the affirmative vote of the number of directors which shall constitute, under the provisions of the Bylaws, the action of the Board of Directors. The stockholders may not so adopt or change the Bylaws except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares of stock entitled to vote, voting together as a single class.

         8. GENERAL PROVISIONS.

            (a) When considering a merger, consolidation, sale of assets, business combination or other transaction, the Board of Directors and any committee thereof, the directors and the officers of the Corporation may, in considering the best interests of the Corporation and its stockholders, consider the interests of and the effects of such transaction upon the employees, customers and suppliers of the Corporation and its subsidiaries and upon communities in which the Corporation and its subsidiaries are located or do business.

            (b) The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as and to the extent expressly provided by law or expressly authorized by resolution of the Board of Directors.


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            (c) In addition to the powers and authority herein or by law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Amended and Restated Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

            (d) No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders, and the right of stockholders to act by written consent in lieu of a meeting is specifically denied. Unless otherwise specifically provided by law or this Amended and Restated Certificate of Incorporation, a special meeting of shareholders, for any purpose or purposes, may be called only by the Chairman, the Chief Executive Officer, the President or the Secretary and shall be called by any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the meeting.

                                   ARTICLE 6

         Subject to the provisions of this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to alter, amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights of stockholders or others hereunder are subject to such reservation.

         IN WITNESS WHEREOF, Kona Grill, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed this 9th day of December, 2002.

                                        /s/ Michael J. McDermott
                                       -----------------------------------------
                                       Michael J. McDermott,
                                       Chief Executive Officer


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